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F5 Networks, Inc.
March 3, 2021

Proxy Statement Supplement
F5 Networks, Inc. (the “Company”) is filing a copy of a presentation intended to be used in meetings with shareholders relating to the Company’s proxy statement for its Annual Shareholders Meeting to be held on March 11, 2021.

Investor Presentation:
Environment, Social and Governance (ESG)

MARCH 2021

Forward-looking statements

This presentation and associated commentary contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, past and future financial performance including revenue, operating targets, earnings and earnings per share ranges, demand for application security and delivery services, SaaS, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5's business and distraction of management as F5 integrates Volterra's or other acquired businesses', teams and technologies; F5's ability to successfully integrate Volterra's or other acquired businesses' products with F5 technologies; the ability of F5's sales professionals and distribution partners to sell Volterra's or other acquired businesses' product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5's markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of Volterra and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of the acquisition; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company's networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5's most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this presentation and associated commentary are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

GAAP to non-GAAP presentation

In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Further information relevant to the interpretation of adjusted financial measures, and reconciliations of these adjusted financial measures for historical data to the most comparable GAAP measures, may be found on F5's website at www.f5.com in the "Investor Relations" section. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. For additional information, please see the appendix of this presentation.

Agenda

STRATEGY
Transforming to meet new expectations for extraordinary digital experiences

GOVERNANCE
Thoughtful oversight creating value for all stakeholders

HUMAN CAPITAL & SUSTAINABILITY
Creating an engaged, dynamic and supportive workplace

F5 is the leading multi-cloud application security and delivery provider

$2.4B
FY20 revenue

18K
Customers

Top 3
Application security player

85%
FY20 non-GAAP* gross margin

~6,160
Employees as of Q121

9.5
Customer satisfaction rating

7%-8% CAGR
Horizon 2 (FY21-FY22) revenue growth

43
Countries served

6
New directors in past four years

* See attached Appendix for GAAP to non-GAAP reconciliation.

Strategy

Transforming to meet new expectations for extraordinary digital experiences

We have purposely transformed the business to meet changing customer expectations

1996 – 2004

Enable companies to scale websites with load balancing technology

2005 – 2015

Enable companies to scale and secure mission-critical applications

The Next Evolution

Enable companies to scale, secure and optimize all applications across all environments

F5 has a proven history of evolving to empower the growth of the internet economy

Apps use multiple networks, public clouds, and edges, but…they are manually stitched together with great pain


PUBLIC CLOUD
Modern apps
NGINX
Part of F5
app
APP LOGIC
EDGES (CLOUD, CDN)
app
APP LOGIC
DEVICES & CLIENTS
DIGITAL EXPERIENCE
AT&T 5GE
5:39 PM
86%
Search
Shop your store
Search your shopping list
Weekly deals & catalogs
Invite Club special offers
app
END-USER
DATA CENTERS
Traditional apps
BIG-IP
app
APP LOGIC
CDNs
CONTENT

F5's vision for Adaptive Applications addresses the untenable state of applications

We see a world where our customers' app portfolios automatically adapt when needed

An adaptive application automates redundant processes for greater efficiencies

It protects itself, securing all points of vulnerability

It expands and contracts based on performance needs

And, by mining all these data points, it gets smarter, insightful, becomes self-healing, and evolves even more quickly



PUBLIC CLOUD
NGINX
Part of F5
Modern apps
app
APP LOGIC
EDGES
(CLOUD, CDN)
app
APP LOGIC
DEVICES & CLIENTS
DIGITAL EXPERIENCE
Search
Shop your store
Search your shopping list
Weekly deals & catalogs
Invite Club special offers
app
END-USER
DATA CENTERS
BIG-IP
Traditional apps
app
APP LOGIC
CDNs
CONTENT

Strategic acquisitions have expanded our reach and role and enhanced delivery of our Adaptive Applications vision

Simplify traditional app delivery for multi-cloud environments	Automates app distribution across data center, cloud & edge
Enable modern app delivery at scale	Accelerates new API-driven app experiences
Secure every app anywhere	Extends world-class security to the edge
Unlock the value of app insights	Provides edge insights, and makes the F5 platform smarter



Reach
Modern apps
Traditional apps
Aspen Mesh
NGINX
SHAPE
Part of F5
Volterra
F5 Security
BIG-IP
Role
App Delivery
App Security
App Insights

We have a clear focus on what will define our success

Software Transformation
Software contributes the majority of product revenue

Software Subscription
Software subscription is 80%+ of software revenue

Operating Discipline
Operating model is balanced by our guiding principle of the "Rule of 40"
(revenue growth + non-GAAP operating margin = 40)

Our position, strategy and execution is poised to deliver compelling value to shareholders

	FY20A*	Horizon 2 (FY21-22)	Long-Term Targets (circa 2025)
Software growth	52%	35% to 40% CAGR	>20%
Software % of product revenue	35%	>50%	>75%
Systems growth	-10%	High-to-mid single-digit decline	High-to-mid single-digit decline
Services growth	5%	Low single-digit growth	Low single-digit growth to flat
Total revenue growth	**5%***	**7% to 8% CAGR**	**Double-digit growth**
Non-GAAP gross margin	85%	~85%	Mid-to-upper 80s%
Non-GAAP operating margin	30%	FY21: 31% to 32% FY22: 32% to 34%	Mid 30s%
Non-GAAP EPS / growth	**$9.37**	**Double-digit growth**	**Double-digit growth**
"Rule of 40" (revenue growth + non-GAAP operating margin)		Achieve in Horizon 2	At a minimum, maintain "Rule of 40"

* FY20 revenue growth on a non-GAAP basis to adjust for purchase accounting effect on Shape revenue See attached Appendix for GAAP to non-GAAP reconciliation.

Governance

Thoughtful oversight creating value for all stakeholders

We have a highly qualified board committed to adding strong new voices through transformation

Board Tenure	
0 to 4 years	**6**
5 to 9 years	**3**
10+ years	**1**

50% of board refreshed in the past four years

Independence & Diversity

6 of 10 diverse

3 of 10 female

9 of 10 independent

+80% of directors added in the past four years are diverse

Skills & Experience

Security

Capital markets

M&A/Integration

Leadership

Global

Software

Experience well aligned with F5's strategy

We are committed to strong governance that creates long-term value for shareholders

Strong Governance Policies

- Declassified board, elected annually
- Majority voting for all directors
- Share ownership guidelines for executives and directors with clawback policy
- Annual board self-assessment process
- Independent directors meet without management present
- Prohibition on hedging, pledging or short sale of F5 stock
- 100% independent committee members
- Proxy access

Commitment to Investors

Engagement

- Regular outreach to shareholders on strategy, financial and governance topics
- Provided in-depth review of strategy and long-term financial targets at Analyst & Investor Meeting in November 2020

Capital Allocation

- Committed to return $1 billion of capital over the next two years, including $500 million via an ASR in fiscal year 2021. To that end, we entered into ASRs with two financial institutions on Feb. 3, 2021.*

* The final number of shares to be repurchased and the average price per share will be determined upon settlement of the agreements by the end of the third quarter FY2020.

We emphasize pay for performance for executives

We align executive compensation with F5's business objectives, performance, and shareholder value creation

- We provide a competitive total compensation package that enables F5 to attract, motivate, reward and retain executive officers who contribute to success
- We link incentive compensation to F5's performance and the long-term shareholder interests
- We establish incentives that relate to F5's annual and long-term business strategies and objectives

>90% of CEO and >80% of other NEO compensation is performance-based



CEO Compensation
8%
10%
82%
Other NEO Compensation
14%
13%
73%
Salary
Bonus
LTI

Our compensation policies and practices are linked to shareholder value creation and risk mitigation

Pay for Performance – If thresholds are not met payout for the performance is zero.

Independent compensation consultant – The Compensation Committee retains an independent compensation consulting firm.

Stock ownership guidelines – The Board and company executives are subject to stock ownership requirements that encourage alignment with the interests of shareholders.

Clawback policy – Cash and equity incentive compensation for all NEOs may be subject to recoupment.

Double-trigger change-of-control agreements – The company's change of control agreements with its executives contain a "double trigger" feature.

Annual advisory vote on executive compensation – We incorporate shareholder feedback and annually approval

No excise tax gross-ups – We do not provide "golden parachute" excise tax gross-ups upon a change in control.

Modest perquisites – We offer executives only modest perquisites supported by a business interest and consistent with broad-based benefit plans available to all employees.

No hedging or pledging of stock – Executive officers are prohibited from hedging or pledging transactions or trading in puts, calls or other derivatives of F5's Common Stock or otherwise engaging in short sales of F5's Common Stock.

No re-pricing of options – F5 Networks, Inc. 2014 Incentive Plan prohibits re-pricing of underwater options without shareholder approval.

No employment agreements – All executives are at-will employees

Human Capital & Sustainability

Creating an engaged, dynamic and supportive workplace

We are creating an engaged, dynamic and supportive workplace

Listening, Engaging and Learning from Employees

- Conduct regular employee engagement surveys. In FY2020, we surveyed employees 4x.
- Year-over-year improvement in all categories including 91% favorability on "Proud to work for F5" in FY2020
- Launched first annual inclusion focused survey in 2020
- 98% favorability of COVID response
- Board routinely receives and reviews engagement data

Human-first approach to COVID-19

- Committed to no layoffs in FY2020
- Flexible working arrangements
- Dedicated meeting-free days
- Extended sick leave by two weeks
- Created employee channels for feedback on COVID-19 policies
- Increased global mental health resources
- Provided virtual medical consultation
- Updated employees on a monthly basis in emails, videos, all hands

Promoting a More Diverse and Inclusive Environment

- Mandatory unconscious bias training for all employees and inclusive leadership training for senior leaders
- Reinvented hiring program to increase requirements for balanced interview slates
- Commitment to recognizing and promoting diverse senior leaders with proven results
- Seven active employee inclusion groups with executive sponsors
- Founding member of Reboot Representation Technology Coalition and signatory of CEO Action for Diversity and Inclusion

Our BeF5 and LeadF5 frameworks are core to F5


We are owners.
First and foremost, we do the right thing.
BeF5
We create a more diverse and inclusive F5.
We help each other thrive.
We make F5 more agile.
We obsess over customer needs.


At F5, we view leadership as a mindset, not a job title.
We create clarity and alignment.
Lead F5
We boldly raise the bar.
We find and shape brilliance.

We are enhancing the role we play in our communities and toward a sustainable future

Environmental & Sustainability

- Participate in CDP climate change disclosures on Scope 1 & 2.
- All F5 hardware production locations are members of Responsible Business Alliance (RBA) and ISO 14001 certified.
- Created dedicated ESG team in FY20 to enhance analysis and disclosures with intent to identify measurable goals to reduce environmental impact.
- Flexible working arrangements enabled worldwide for several years.

Management and the Board are committed to initial SASB-based ESG reporting in FY21 and to disclosing additional ESG targets and full SASB reporting with assurance in FY22

Community Outreach & Support

- Donated $5.2M and volunteered more than 6,000 hours to +2,600 non-profits in 36 countries through F5 Global Good in FY20.
- Supported community response to COVID-19 through:
  - Local Relief Grants, Emergency STEM Partner Grants, Tech for Good COVID-19 Response Grants
  - Free upgrades and trials of BIG-IP, NGINX, F5 Cloud Services and Silverline; donated thousands of Professional Services hours
  - "F5 Cares" speaker series for families of employees, partners and customers struggling to parent in a pandemic.

Appendix

F5 Board members standing for election



François Locoh-Donou
F5 President, CEO and Director (since 2017)

- Director, Capital One Financial Corp. (2019 - present)
- Co-founder & Chairman, Cajou Espoir (2004 – present)
- Former COO at Ciena (November 2015 – March 2017)
- 15-year tenure at Ciena with progressively senior roles



Elizabeth Buse
Retired Co-CEO and CEO, Monitise PLC (2014 – 2015)

- F5 Director since 2020
- Director, US Bancorp (2018 – present)
- Former EVP Global Services, Visa, Inc. (2013 – 2014)
- 16-year tenure at Visa with progressively senior roles

Al Higginson
Former Chairman, Hubspan (2009 – 2012)

- F5 Director since 1996, F5 Chairman since 2004
- Former President & CEO Hubspan (2001 – 2007)



Michel Combes
President, SoftBank Group International (2020 – present)

- F5 Director since 2018
- Former President and CEO, Sprint (2018 – 2020)
- Former CEO and Director, Altice N.V.
- Former CEO, Alcatel-Lucent (2013 – 2015)



Sandra Bergeron
Lead Independent Director, Qualys, Inc. (2006 - present)

- F5 Director since 2013
- Director, SumoLogic (2020 – present)
- Former Director, Sophos Group, PLC (2010 – 2020)
- Former venture partner, Trident Capital, Inc. (2004 - 2012)



Michael Dreyer
Retired COO, Silicon Valley Bank (2015 – 2019)

- F5 Director since 2012
- Director, II-VI Incorporated (2019 – present)
- Former COO, Monitise PLC (2014 – 2015)
- Former CIO, Visa (2005 – 2014)

F5 Board members standing for election



Peter Klein
Former CFO, Microsoft Corporation (2009 – 2013)

- F5 Director since 2015
- Director, Denali Therapeutics (2018 – present)
- Director, Accolade (2019 – present)
- Former CFO, WME (2014)



Marie Myers
Chief Financial Officer, HP, Inc. (2021 – present)

- F5 Director since 2019
- Former Interim Chief Financial Officer and Chief Transformation Officer, HP, Inc. (2019 – 2021)
- Director, KLA Corporation (2020 – present)



Nick Mehta
Chief Executive Officer, Gainsight (2013 – present)

- F5 Director since 2019
- General Partner, Acceleprise San Francisco (2014 – present)
- Former Chief Executive Officer, LiveOffice (2008 – 2012)



Sri Shavananda
EVP & CTO, PayPal Holdings, Inc. (2021 – present)

- F5 Director since 2020
- Former SVP & CTO, PayPal Holdings, Inc. (2016 – 2021)
- Former VP, Global Platform and Infrastructure, PayPal (2015 – 2016)
- Former VP, Global Platform and Infrastructure, eBay, Inc. (2013 – 2015)

GAAP to non-GAAP reconciliation

Gross Profit Reconciliation	
($ in thousands)	
	FY20
GAAP revenue	$2,350,822
Acquisition-related write-downs of assumed deferred revenue	$6,824
Non-GAAP revenue	**$2,357,646**
GAAP gross profit	$1,942,935
Stock-based compensation	$25,470
Amortization of purchased intangible assets	$23,814
Facility-exit costs	$2,300
Acquisition-related charges	$127
Total adjustments to gross profit	$51,711
Non-GAAP gross profit	**$2,001,470**
Non-GAAP gross margin	**84.9%**
Operating Expense Reconciliation	
($ in thousands)	
	FY20
GAAP operating expense	$1,550,668
Stock-based compensation-sales and marketing	$88,446
Stock-based compensation-research and development	$50,271
Stock-based compensation-general and administrative	$37,762
Amortization of purchased intangible assets-sales and marketing	$8,612
Amortization of purchased intangible assets-general and administrative	$2,178
Facility-exit costs-sales and marketing	$5,100
Facility-exit costs-research and development	$5,257
Facility-exit costs-general and administrative	$3,944
Acquisition-related charges-sales and marketing	$13,703
Acquisition-related charges-research and development	$2,838
Acquisition-related charges-general and administrative	$39,815
Impairment charges-general and administrative	$0
Restructuring charges	$7,800
Litigation expense	$0
Total adjustments to operating expenses	$265,726
Non-GAAP operating expense	**$1,284,942**

GAAP to non-GAAP reconciliation

Income from Operations Reconciliation	
($ in thousands)	
	FY20
GAAP operating income	$392,267
Total adjustments related to revenue	$6,824
Total adjustments related to gross profit	$51,711
Total adjustments related to operating expense	$265,726
Total adjustments related to income from operations	$324,261
Non-GAAP income from operations	**$716,528**
Non-GAAP operating margin	**30.4%**

Net Income Reconciliation	
($ in thousands except per share data)	
	FY20
GAAP net income	$307,441
Total adjustments related to revenue	$6,824
Total adjustments to gross profit	$51,711
Total adjustments to operating expenses	$265,726
Gain on sale of patent	$0
Exclude tax effect on above items	($56,726)
Tax on deemed repatriation of undistributed foreign earnings	$0
Remeasurement of net deferred tax assets due to change in U.S. tax rate	$0
Non-recurring foreign tax credit benefit	$0
Total adjustments to net income	$267,535
Non-GAAP net income	**$574,976**
Weighted average basic common shares outstanding	60,911
Weighted average dilutive potential common shares outstanding	61,378

Net Income per Common Share		
GAAP diluted net income per common share	$	5.01
Non-GAAP diluted net income per common share	**$**	**9.37**

GAAP to non-GAAP reconciliation

The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:

Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.

Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company's ESPP. Although stock-based compensation is an important aspect of the compensation of F5's employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company's core business and to facilitate comparison of the company's results to those of peer companies.

Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company's operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.

Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company's ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5's revenues earned during the periods presented and will contribute to F5's future period revenues as well.

Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company's core business operations and facilitates comparisons to the company's historical operating results. Although F5's management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management's reliance on this measure is limited because items excluded from such measures could have a material effect on F5's earnings and earnings per share calculated in accordance with GAAP. Therefore, F5's management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company's core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company's core business and is used by management in its own evaluation of the company's performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company's operational performance and financial results.

f5®